MONTHLY  STATEMENT
                  _____________________________________________

                        FIRST  DEPOSIT  MASTER  TRUST
                              SERIES  1995-2
                  _____________________________________________


     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1995-2 Supplement dated as of June 1, 1995 (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank ("FDNB"), Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee, FDNB as Servicer is required to prepare certain information each month regarding current distributions to Senior Certificateholders and the Collateral Interest Holder and the performance of the First Deposit Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1995-2 Certificates with respect to the Distribution Date occurring on November 15, 1996, and with respect to the performance of the Trust during the month of October is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 1995-2 Senior Certificates (stated on the basis of $1,000 original certificate principal amount)

     (1)         The total amount distributed to Senior Certificateholders per
$1,000  original  certificate  principal  amount          $5.041667

     (2) The amount set forth in A(1) above distributed to Senior Certificateholders with respect to interest per $1,000 original certificate
principal  amount          $5.041667

     (3) The amount set forth in A(1) above distributed to Senior Certificateholders with respect to principal per $1,000 original certificate
principal  amount          $0.000000

B)          Information  Regarding  the  Performance  of  the  Trust

     (1)          Allocation  of  Receivables Collections to the Series 1995-2
Certificates

          (a) The aggregate amount of Finance Charge Receivables collected during the Monthly Period immediately preceding the Distribution Date $78,282,307.78

          (b) The aggregate amount of Interchange collected and allocated to the Trust for the Monthly Period immediately preceding the Distribution
Date          $1,430,009.00

          (c) The aggregate amount of Principal Receivables collected during the Monthly Period immediately preceding the Distribution Date $274,489,494.59

          (d) The Floating Allocation Percentage with respect to the Series 1995-2 Certificates for the Monthly Period immediately preceding the
Distribution  Date          12.314854%

          (e) The Principal Allocation Percentage with respect to the Series 1995-2 Certificates for the Monthly Period immediately preceding the
Distribution  Date          12.314854%

          (f) The Finance Charge Receivables and Interchange collected and allocated to the Series 1995-2 Certificates for the Monthly Period immediately
preceding  the  Distribution  Date          $9,816,455.09

          (g) The Principal Receivables collected and allocated to the Series 1995-2 Certificates for the Monthly Period immediately preceding the
Distribution  Date          $33,802,979.34

     (2) Available Finance Charge Collections and Reallocated Principal Collections for Series 1995-2 for the Monthly Period immediately preceding the Distribution Date

          (a)     The Finance Charge Receivables and Interchange collected and
allocated  to  the  Series  1995-2  Certificates          $9,816,455.09

          (b)        Collection Account and Special Funding Account investment
earnings  allocated  to  the  Series  1995-2  Certificates          $1,526.61

          (c)          Principal Funding Account Investment Proceeds     $0.00

          (d)          Reserve  Account  withdrawals          $0.00

          (e)        Additional Finance Charges from other Series allocated to
the  Series  1995-2  Certificates          $0.00

          (f)        Payments, if any, on deposit as of the Determination Date
received  from  any  Interest  Rate  Protection  Agreements          $0.00

          (g)          Reallocated  Principal  Collections          $0.00

          (h) Total Available Finance Charge Collections and Reallocated Principal Collections for Series 1995-2 (total of (a), (b), (c), (d), (e), (f)
and  (g)  above)          $9,817,981.70

     (3) Available Principal Collections for Series 1995-2 for the Monthly Period immediately preceding the Distribution Date

          (a)         The Principal Receivables collected and allocated to the
Series  1995-2  Certificates          $33,802,979.34

          (b)      Shared Principal Collections from other Series allocated to
the  Series  1995-2  Certificates          $0.00

          (c)          Additional amounts to be treated as Available Principal
Collections  pursuant  to  the  Series  Supplement          $3,575,054.22

          (d)          Reallocated  Principal  Collections          $0.00

          (e)      Available Principal Collections for Series 1995-2 (total of
(a),  (b)  and  (c)  minus  (d)  above)          $37,378,033.56

     (4)          Delinquent  Balances  in  the  Trust

          The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

          (a)          31-60  days                   $84,990,184
          (b)          61-90  days                    49,782,338
          (c)          91  or  more  days             80,457,722
          (d)          Total  Delinquencies         $215,230,244

     (5)          Defaulted  Amount

          (a) The aggregate amount of Defaulted Receivables with respect to the Trust for the Monthly Period immediately preceding the Distribution
Date          $32,602,464.54

          (b) The aggregate amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding the Distribution
Date          $3,572,040.42

          (c) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date [Defaulted Receivables minus Recoveries] $29,030,424.12

          (d) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the Series 1995-2 Certificates
(the  "Series  1995-2  Defaulted  Amount")          $3,575,054.22

     (e)          The  Senior Defaulted Amount [Series 1995-2 Defaulted Amount
multiplied  by  the  Senior  Percentage]          $2,895,793.92

     (6)          Senior  Charge-Offs

          (a) The excess, if any, of the Senior Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Senior Defaulted Amount, (ii) Reallocated Principal Collections and (iii) the amount by which the Collateral Invested Amount has been reduced in respect of such
Senior  Defaulted  Amount  (a  "Senior  Charge-Off")          $0.00

          (b) The amount of the Senior Charge-Off set forth in item 6(a) above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each Senior Certificateholder's
investment)          $0.000000

          (c)          The total amount reimbursed on the Distribution Date in
respect  of    Senior  Charge-Offs  for  prior  Distribution   Dates     $0.00

          (d) The amount set forth in item 6(c) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Senior Certificateholder's investment) $0.000000

          (e) The amount, if any, by which the outstanding principal balance of the Senior Certificates exceeds the Senior Invested Amount as of the Distribution Date, after giving effect to all deposits, withdrawals and
distributions  on  such  Distribution  Date          $0.00

     (7)          Reductions  in  the  Collateral  Interest

          (a) The excess, if any, of the Collateral Defaulted Amount over Available Finance Charge Collections applied to such Collateral Defaulted
Amount          $0.00

          (b) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of Reallocated Principal
Collections          $0.00

          (c) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of the unpaid Required Amount $0.00

          (d) The total amount by which the Collateral Invested Amount has been reduced on the Distribution Date as set forth in items 7(a), (b) and (c)
   $0.00

          (e) The total amount reimbursed on the Distribution Date in respect of reductions in the Collateral Invested Amount on prior Distribution
Dates          $0.00

          (f) The amount, if any, by which the outstanding principal balance of the Collateral Interest exceeds the Collateral Invested Amount as of the Distribution Date, after giving effect to all deposits, withdrawals and
distributions  on  the  Distribution  Date          $0.00

     (8)          Investor  Monthly  Servicing  Fee

          The amount of the Series 1995-2 Monthly Servicing Fee payable to the
Servicer  on  the  Distribution  Date          $802,083.33

     (9)          Senior  Monthly  Interest

          (a) Senior Monthly Interest payable on the Distribution Date $2,246,062.50

     (10)          Principal  Funding  Account  Amount

          (a) The amount on deposit in the Principal Funding Account on the Distribution Date, after giving effect to all deposits, withdrawals and
distributions  on  such  Distribution  Date          $0.00

          (b) Deposits to the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in January 1998. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

     (11)          Deficit  Controlled  Accumulation  Amount

          The Deficit Controlled Accumulation Amount for the Distribution Date, after giving effect to all deposits, withdrawals and distributions on
such  Distribution  Date          $0.00

     (12)          Reserve  Account

          (a)          The  amount  on  deposit  in the Reserve Account on the
Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer Date $0.00

          (b) The Required Reserve Account Amount (which may vary in accordance with the terms of the Series Supplement) is currently calculated to
be          $0.00

          (c) Deposits to the Reserve Account are currently scheduled to commence on the Distribution Date occurring in December 1997. (The initial funding date for the Reserve Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

C)          Senior  Invested  Amount

     (1)       The Senior Invested Amount on the date of issuance (the "Senior
Initial  Invested  Amount")          $445,500,000.00

     (2) The Senior Invested Amount on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution
Date          $445,500,000.00

     (3) The Pool Factor for the Distribution Date (which represents the ratio of the Senior Invested Amount as of such Distribution Date, after giving effect to any adjustment in the Senior Invested Amount on such Distribution Date, to the Senior Initial Invested Amount). The amount of a Senior Certificateholder's pro rate share of the Senior Invested Amount can be determined by multiplying the original denomination of the Senior
Certificateholder's  Certificate  by  the  Pool  Factor            1.000000

D)          Collateral  Invested  Amount

     (1)          The Collateral Invested Amount on the date of issuance
    $104,500,000.00

     (2) The Collateral Invested Amount on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
Distribution  Date          $104,500,000.00

     (3) The Collateral Invested Amount as a percentage of the sum of the Collateral Invested Amount and the Senior Invested Amount on such Distribution
Date          19.00%

E)          Receivables  Balances

     (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly Period
   $4,417,874,176

     (2) The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly
Period          $80,055,030

F)          Annualized  Percentages

     (1) The Gross Yield (Available Finance Charge Collections for the Series 1995-2 Certificates for the preceding Monthly Period (excluding payments received from Interest Rate Protection Agreements) divided by the Invested Amount of the Series 1995-2 Certificates as of the last day of the
next  preceding  Monthly  Period,  multiplied  by  12)          21.42%

     (2) The Net Loss Rate (the Series 1995-2 Defaulted Amount for the preceding Monthly Period divided by the Invested Amount of the Series 1995-2 Certificates as of the last day of the next preceding Monthly Period,
multiplied  by  12)          7.80%

     (3)      The Portfolio Yield (the Gross Yield minus the Net Loss Rate for
the  Series  1995-2  Certificates for the preceding Monthly Period)     13.62%

     (4) The Base Rate (Monthly Interest plus Monthly Servicing Fee (based on an assumed Servicing Fee Rate of 2% per annum) for the preceding Monthly Period divided by the Invested Amount of the Series 1995-2 Certificates as of the last day of the next preceding Monthly Period, multiplied by 12) 8.04%

     (5)       The Net Spread (the Portfolio Yield minus the Base Rate for the
Series  1995-2  Certificates  for  the  preceding  Monthly  Period)      5.58%

     (6) The Monthly Payment Rate (Collections of Principal Receivables and Finance Charge Receivables with respect to all Receivables in the Trust for the preceding Monthly Period divided by the amount of Receivables in the Trust as of the last day of the next preceding Monthly Period) 7.78%

G)          Series  1995-2  Information  for the Last Three Distribution Dates

          1)          Gross  Yield

               a)  11/15/96                    21.42%
               b)  10/15/96                    19.46%
               c)  9/16/96                     19.38%

          2)          Net  Loss  Rate

               a)  11/15/96                    7.80%
               b)  10/15/96                    7.21%
               c)  9/16/96                     6.60%

          3)          Net  Spread  (Portfolio  Yield  Minus  Base  Rate)

               a)  11/15/96                    5.58%
               b)  10/15/96                    4.26%
               c)  9/16/96                     4.70%

          Three  Month  Average                    4.85%

          4)          Monthly  Payment  Rate

               a)    11/15/96                    7.78%
               b)    10/15/96                    7.38%
               c)    9/16/96                     7.82%



                         FIRST  DEPOSIT  NATIONAL  BANK,
                         Servicer


                         By:      /s/ David J. Petrini
                                  -----------------------------
                         Name:    David  J.  Petrini
                         Title:   Senior  Vice  President and
                                  Senior Financial  Officer